Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-218358) on Form S-8 of our report dated June 27, 2025, with respect to the financial statements of the Flagstar Financial, Inc. Employee Savings Plan.

/s/ KPMG LLP
New York, New York
June 10, 2026